EideBailly.

CPAs & BUSINESS ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ARC Group, Inc., Registration No. 333-176383, of our report dated March 29, 2019, relating to the ARC Group, Inc.'s consolidated financial statements appearing in Form 10-K for the year ended December 31, 2019.

Eide Bailly LLP

Denver, Colorado
August 30, 2021